EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January ___, 1997 between THE YORK GROUP, INC., a Delaware corporation ("Employer"), and GERALD D. RUNNELS ("Employee").

        WHEREAS, Employee has been an employee of Houston Casket Company dba York Southwest, a Texas corporation ("Houston Casket") and North Texas Casket Company, a Texas corporation ("NTCC"), which are being acquired by Employer pursuant to an Asset Purchase Agreement dated as of November 27, 1996;

        WHEREAS, Employee is one of a limited number of persons instrumental in the development of the business of Houston Casket and NTCC;

        WHEREAS, Employer desires to entrust Employee with access to certain Confidential Information (as hereinafter defined) concerning the Employer's business and the relationships between the Employer and its customers, but only if Employee agrees and covenants not to use or disclose such Confidential Information in competition with Employer;

        WHEREAS, Employee recognizes that Employer will not entrust such Confidential Information to him unless he agrees to the terms of this Agreement; and

        WHEREAS, Employer and Employee recognize that the agreements and covenants contained in this Agreement are essential to protect the business of the Employer.

        NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree, as follows:

        1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to act as an employee of Employer. Employee hereby accepts such employment on the terms and conditions set forth in this Agreement. Employee agrees to provide such other services commensurate with such capacity as may be determined by the Employer.

2. EXTENT OF SERVICES. During the time that Employee is employed by Employer, Employee shall devote his full business time and efforts to the performance of his duties hereunder, except that Employee may attend to his personal investments to the extent such activities do not interfere with his duties hereunder. Employee hereby agrees and represents that his employment, and the performance of his duties as required by this Agreement, do not violate any agreements or relationships existing between Employee and any other person. Employer agrees that the principal office location of Employee shall be in Houston, Texas and that Employee shall not be required to change such principal office location without his prior written consent.

        3. TERM OF EMPLOYMENT. Employee's employment shall commence as of the effective date hereof (the "Effective Date") and shall continue (unless sooner terminated as provided in Section 8 hereof) for a period of 5 years from the Effective Date.

        4. POSITION AND RESPONSIBILITIES. Employee will be engaged by Employer in said capacity to provide such services as may be determined by the Chief Executive Officer and the Board of Directors of Employer from time to time.

        5. ACCESS TO CONFIDENTIAL INFORMATION. Employer agrees to provide Employee with access to the Confidential Information (as defined below) and with any specialized training necessary to enable Employee to perform the duties assigned to him by Employer pursuant to this Agreement.

        6. COMPLIANCE WITH RULES. Employee agrees to observe and comply with the lawful rules and regulations of Employer as adopted by Employer from time to time with respect to the performance of Employee's duties, and to carry out and to perform lawful orders, rules, directions, and policies announced to Employee by Employer.

        7. COMPENSATION AND BENEFITS. Employer shall pay Employee, for all services of Employee pursuant to this Agreement and any other duties assigned to him by Employer, an annual base salary of $150,000 per year which shall be payable in accordance with Employer's customary payroll practices with respect to amount, time, and manner of payment. Such base salary may not be decreased but may be increased from time to time during the term hereof in the sole discretion of Employer. During the term of this Agreement, Employer shall provide Employee such benefits as are made generally available to employees of equal position and salary on the same basis as Employer makes such benefits available to Employer's other employees. Employee shall be eligible to participate in Employer's executive bonus plan and 1996 Employee Stock Option Plan, any such awards to be determined by Employer's executive management and the Compensation Committee of the Board of Directors. Employer shall reimburse Employee for business usage of personal automobiles and shall reimburse Employee for other reasonable business expenses in accordance with Employer's policy from time to time. Employer shall pay Employee's country club membership dues not in excess of $_____________ per month and will reimburse Employer for business usage of such country club.

        8. TERMINATION OF EMPLOYMENT. Employee's employment shall be terminated upon the occurrence of any one or more of the following events:

               (a) Employer gives written notice of termination for cause to Employee. For purposes of this Agreement, "cause" shall mean solely the following:

                      (i) Employee without proper legal cause has failed or refused to use his best efforts to follow the lawful directions of the Board of Directors;

                      (ii) Employee has been convicted of, or has pleaded guilty or nolo contendere to a charge that he committed, a felony involving moral turpitude;

                      (iii) Employee has perpetrated a fraud against, or theft of property of, Employer or any affiliate thereof;

                      (iv) Employee has violated any applicable federal or state law or regulation and, as a result of such violation, has become, or has caused Employer to become, the subject of any legal action or administrative proceeding or a suspension of any right or privilege;

                      (v) Employee has committed any act that causes, or shall knowingly or recklessly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of Employer; or

                      (vi) Employee has violated any of the material provisions of any noncompetition or nondisclosure agreement with Employer.

With respect to the events described in subparagraphs (i), (v) and (vi), Employer shall provide to Employee written notice of such an event and provide Employee with a reasonable period of time not exceeding 30 days from the date of such notice to endeavor to cure or remedy such event.

               (b) Death of Employee.

               (c) Disability of Employee. For purposes of this Agreement, "disability" shall mean a mental or physical condition resulting from an injury or illness which shall render Employee incapable of performing the essential functions of his position with reasonable accommodations from Employer for 90 days out of any 120 day period.

               (d) Resignation of Employee, who hereby agrees to provide not less than 60 days' prior written notice of such resignation to Employer.

               (e) Employer may terminate this Agreement without cause, but in such event Employer shall pay to Employee his base salary for the remainder of the five-year term hereof.

        9. CONFIDENTIALITY; NON-SOLICITATION.

               (a) In the course of performing his duties for Employer, Employee acknowledges that he will have access to certain proprietary information of the Employer, including but not limited to: the database of customer accounts; customer, supplier and distributor lists of Employer; customer profiles; information regarding sales and marketing activities and strategies of Employer; trade secrets of Employer; data regarding technology, products and services of Employer; information regarding pricing, pricing techniques and procurement by Employer; financial data regarding Employer and customers, suppliers and distributors of Employer; software programs; and other sales, marketing, technical and financial information and know-how (collectively "Confidential Information"). Employee further acknowledges that this Confidential Information is a valuable, special and unique asset of Employer and that his access to and knowledge of the Confidential Information is essential to the performance of his duties as an Employee of Employer. In light of the competitive nature of the business in which Employer is engaged, Employee agrees that, so long as such information is not otherwise available to the public or required by a governmental authority to be disclosed, he will maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access in connection with his employment by Employer and that he will not (i) disclose any Confidential Information to any person or entity, or (ii) make any use of any Confidential Information for his own purposes or for the direct or indirect benefit of any person or entity other than Employer without the express prior written consent of Employer. The agreements contained in this Section 9(a) shall survive the termination of this Agreement.

               (b) Employee agrees that all documents, records, notes, forms, manuals, notebooks, drawings, reports, books and other documents of any nature, or copies thereof, pertaining to the business or operations of Employer and received or made by Employee or made known to him in any manner in connection with his employment by Employer and any other Confidential Information are and will be the exclusive property of Employer. Employee agrees not to copy or remove any of such Confidential Information from the premises and custody of Employer except as expressly agreed by Employer, or to disclose the contents thereof to any person or entity. Employee acknowledges that all such Confidential Information will be subject to the control of Employer, and Employee agrees to surrender same upon the request of Employer and that he will surrender same immediately upon any termination of his employment with Employer for any reason.

               (c) In furtherance of the agreements contained in Section 9(a) hereof, from the date hereof and for a period of two (2) years after Employee's employment with Employer is terminated for any or no reason, Employee, on behalf of himself and his present and future affiliates and employers, agrees not to and shall not directly or indirectly (i) in the States of Texas, Louisiana or New Mexico, whether as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise, engage, invest or participate in any business engaged in the design, sale, marketing, manufacture or distribution of metal and hardwood caskets or casket components, or otherwise previously conducted by Employer, Houston Casket or NTCC, except by owning for investment purposes only less than 3% of the publicly traded stock of a company conducting any of the businesses referenced hereunder, (ii) compete for or solicit any of the business conducted by Employer from any customer of Employer, (iii) induce any customer of Employer to patronize any other entity engaged in any of the businesses conducted by Employer or request or advise any such customer to withdraw, curtail or cancel any such customer's business with Employer, or (iv) solicit the employment or services of, or cause or attempt to cause to leave the employment or services of Employer or any affiliate of Employer, any person employed by, or otherwise engaged to perform services for Employer or any affiliate of Employer (whether in the capacity of employee, consultant, independent contractor or otherwise).

               (d) In the event of a breach or threatened breach by Employee of the provisions of any provision of this Section 9, Employer shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Employee from using, disclosing or retaining, in whole or in part, such Confidential Information and from violating the terms of Section 9(c). Employee hereby waives any requirement that Employer post any bond in connection with obtaining any such relief. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it.

               (e) Employee recognizes, agrees and represents that Employer would not permit Employee to access Employer's Confidential Information or provide any specialized training unless Employee agrees to the restrictions contained herein, and that Employer is relying on the agreements of Employee contained in this Agreement in permitting Employee access to the Confidential Information. Employee represents that being permitted to access the Confidential Information, the specialized training and the compensation described in this Agreement constitutes significant and valuable consideration for his agreements hereunder. Employee has read and considered the provisions of this
        Section 9 and, having done so, agrees, states, and covenants that the restrictions on competition set forth herein are fair and reasonable as to time, geographical area, and scope of activities to be restrained, and are reasonably required for the protection of the goodwill and other business interests of Employer. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of
        Section 9 are unreasonable or overbroad, the parties expressly allow such court to reform this agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

        10. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and mailed, facsimilied, or delivered to Employer at The York Group, Inc., 9430 Old Katy Road, Houston, Texas 77055, Facsimile: (713) 984-5517, and to Employee at the address set forth on the signature page hereof.

        11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the employment of Employee by Employer and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Employer and Employee concerning Employee's employment hereunder.

        12. CHOICE OF LAW. This Agreement shall be governed by, and enforced according to, the laws of the State of Texas. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof. Employee hereby waives any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Harris County, State of Texas, or in the United States District Court for the Southern District of Texas, Houston Division, and hereby further waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        13. ASSIGNMENTS. The rights and obligations under this Agreement of the Employer and Employee may not be assigned, except that Employer may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of Employer or a merger or consolidation of Employer with and into another corporation or other entity, provided that in each case Employer shall remain responsible for its obligation hereunder.

        14. COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

        15. MODIFICATION; TERMINATION. This Agreement may be modified only by written agreement signed by Employee and by the President of Employer. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

        16. OTHER AGREEMENTS. The parties hereto expressly agree that the provisions and covenants of this Agreement shall be in addition to and shall not supersede or replace any similar provisions or covenants in any other contracts or agreements between the parties.

        IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written.

                                            THE YORK GROUP, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            ____________________________________
                                            Gerald D. Runnels

                                            Address of Employee

                                            19 Willowend
                                            Houston, Texas  77026
                                            Facsimile:__________________________